As filed with the Securities and Exchange Commission on March 11, 2004
                                    Registration No. 333-_______________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
                   -------------------------------------------
              (Exact name of registrant as specified in its charter)

                        Delaware                      80-0025175
              (State or other jurisdiction          (IRS Employer
            of incorporation or organization)     Identification No.)

                               91 Hill Avenue NW,
                        Fort Walton Beach, Florida 32548
                                 (850) 796-0909
              (Address, Including Zip Code and Telephone Number, of
                          Principal Executive Offices)

                      2004 Non-Statutory Stock Option Plan
                             (Full Title of the Plan)

               Donal Myrick                                  Copy to:
Spectrum Science & Software Holdings Corp.           Adam S. Gottbetter, Esq.
            91 Hill Avenue NW,                        Salvatore Fichera, Esq.
     Fort Walton Beach, Florida 32548               Gottbetter & Partners, LLP.
              (850) 796-0909                      488 Madison Avenue, 12th Floor
   (Name, Address and Telephone Number,              New York, New York 10022
including Area Code, of Agent for Service)                (212) 400-6900



Title of Securities                          Amount         Proposed           Proposed         Amount of
To Be Registered                              To Be          Maximum      Maximum Aggregate   Registration
                                           Registered    Offering Price     Offering Price         Fee
                                          Per Share (1)
----------------------------------------  -------------  ---------------  ------------------  -------------

Common Stock, par value $.0001 per share
----------------------------------------  -------------  ---------------  ------------------  -------------
2004 Non-Statutory Stock Option Plan . .     10,000,000  $          2.42  $       24,200,000  $    3,066.14
----------------------------------------  -------------  ---------------  ------------------  -------------
TOTAL: . . . . . . . . . . . . . . . . .     10,000,000  $          2.42  $       24,200,000  $    3,066.14
----------------------------------------  -------------  ---------------  ------------------  -------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on March 8, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.          PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.          INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     Registrant  will  provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Spectrum Science & Software Holdings Corp., 91 Hill Avenue NW, Fort Walton Beach, Florida 32548, (850) 796-0909.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) Registrant's effective registration statement on Form 10-SB filed on November 4, 2003 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the period covered by the Form 10-SB referred to in (a) above.

     c) The description of the common stock, $.0001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-SB, as amended.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.          DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.          INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     The validity of the shares of common stock registered in this registration statement has been passed upon for the Registrant by Gottbetter & Partners, LLP, ("G&P") whose opinion is attached hereto as Exhibit 5. G&P holds 21,000 shares of common stock of the Registrant.

ITEM  6.          INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

     A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

     To the extent the person is successful in defending a claim described in the preceding two paragraphs, the corporation must indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.          EXHIBITS


Exhibits No.  Description
------------  -----------------------------------------------------------------
         4.1    2004 Non-Statutory Stock Option Plan.
         5.1    Opinion of Counsel, Gottbetter & Partners, LLP.
        23.1    Consent of Counsel (included in Exhibit 5.1 hereto).
        23.2    Consent of Tedder, James, Worden & Associates, P.A., Auditors.
        23.3    Consent of Richard M. Prinzi, Jr., Certified Public Accountant.
------------  -----------------------------------------------------------------

ITEM  9.          UNDERTAKINGS

     The  Registrant  hereby  undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not
previously  disclosed  in  the  registration   statement  or  any  material
change  to  such  information  in  the  registration  statement;

     2. For determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

                   SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Walton Beach, State of Florida on the 11th day of March, 2004.


                                   By:    /s/ William H. Ham, Jr.
                                          -------------------------
                                          William H. Ham, Jr.
                                          Executive Vice President


                                   By:    /s/ Nancy  Gontarek
                                          -------------------------
                                          Nancy  Gontarek
                                          Chief  Financial  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

                                           Title                     Date

/s/ Karl Heer
----------------
Karl Heer                Director                                March 11, 2004

/s/ Kelvin Armstrong
--------------------
Kelvin Armstrong         Director                                March 11, 2004